FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  December 17, 2007
(Date of Earliest Event Reported)

Dale Jarrett Racing Adventure, Inc.
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(Exact name of registrant as specified in its charter)


FLORIDA                                      59-3564984
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(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization            Identification Number)

120 A North Main Avenue, Newton, NC                          28658
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(Address of principal executive offices,               Zip Code)

(888) 467-2231
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(Registrant's telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities.

During the fourth quarter of 2007, the registrant sold 2,122,000 units for the purchase price of $.38 per unit or $806,360. Each unit consisted of one common share and 1/2 warrant. Each warrant is exercisable for a period of two years into one restricted common share at the exercise price of $0.55. No commissions were paid in the sale of the units.

All of the above securities issued in the fourth quarter of 2007 were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dale Jarrett Racing Adventure, Inc.


By:      /s/Timothy B. Shannon
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         Timothy B. Shannon
         Chief Executive Officer and President


Dated:  December 17, 2007